                                                                      EXHIBIT 11

                            COMPUTATION OF EARNINGS
                                   PER SHARE

                                                                                                       SEPT. 30,
                                         JUNE 30, 1993  JUNE 30, 1994  JUNE 30, 1995  JUNE 30, 1996      1996
                                         -------------  -------------  -------------  -------------  -------------
Net loss...............................     2,091,903      2,303,940      2,381,065      9,819,980      5,457,432
Plus: Interest attributable to
 convertible debt......................                                      27,646        131,532
                                         -------------  -------------  -------------  -------------  -------------
Adjusted Net Loss......................     2,091,903      2,303,940      2,353,419      9,688,448      5,457,432
                                         -------------  -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------  -------------
Weighted Average Shares................     1,295,910      1,313,737      1,353,675      2,185,017      5,827,622
Plus: Incremental shares (1)...........     1,344,477      1,344,477      1,344,477      1,344,477
                                         -------------  -------------  -------------  -------------  -------------
Weighted average common shares
 outstanding (2).......................     2,640,387      2,658,214      2,698,152      3,529,494      5,827,622
                                         -------------  -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------  -------------
Loss per common share..................           .79            .87            .87           2.74            .94

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(1) Represents the incremental shares for options, warrants and other potentially dilutive securities granted to purchase Common Stock at an exercise price below an assumed initial public offering price of $10 per share within one year prior to the initial filing of the registration statement.

(2) The effect of the assumed exercise of stock options, warrants and other potentially dilutive securities which were issued in periods prior to the one-year period prior to the initial filing of the registration statement is not included in the weighted average number of shares of Common Stock outstanding because the effect is anti-dilutive.